AGREEMENT

                                       FOR

                           SALE AND PURCHASE OF ASSETS

                                     BETWEEN

                          GOLFGEAR INTERNATIONAL, INC.

                                       AND

                                LEADING EDGE, LLC






                                 AUGUST 30, 2000

                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                    -----------------------------------------

This Agreement for Sale and Purchase of Assets (the "Agreement") is made effective August 30, 2000, between GOLFGEAR INTERNATIONAL, INC., a Nevada corporation (the "PURCHASER"), and LEADING EDGE, LLC, a California limited liability company (hereinafter referred to as "SELLER"), and

     WHEREAS, SELLER is in the business of the manufacture, assembly and distribution of a line of putters ("putters");

     WHEREAS, SELLER wishes to sell to PURCHASER, and PURCHASER wishes to purchase certain assets of SELLER, relating to SELLER's business;

     THEREFORE,  THE  PARTIES  AGREE  AS  FOLLOWS:

     1.     SALE OF ASSETS.     SELLER agrees to sell and convey to PURCHASER at
the Closing, and PURCHASER agrees to purchase at the Closing of this Agreement, the properties, rights and interests enumerated in Paragraph 2.

     2. ASSETS TO BE SOLD. The assets to be conveyed to PURCHASER ("Assets") to the extent they are in SELLER's actual possession or control are in their AS IS, WHERE IS, WITH ALL FAULTS condition and PURCHASER will pick up such assets at PURCHASER'S sole cost and expense and bear the risk of any loss in connection therewith. Items are at 1031 Calle Recodo, Suite C, San Clemente, California 92673 and Public Storage at 10792 Knott Avenue, Stanton, California 90680:

          (1) All of SELLER's rights and interest in and to the design of its line of putters, which shall include technology know-how design documentation relating thereto;

          (2) All inventory on hand, whether assembled or in parts, including packaging supplies, as identified on Schedule 1 (subject to a margin of error not to exceed 10%) and subject to Paragraph 8 hereof;

          (3) Customer and supplier lists used in SELLER's business as listed on Schedules 1(a) and 1(b);

          (4) All office equipment, furniture, computers and supplies as identified on Schedule 2;

          (5) All SELLER's rights and interest in and to patents, trademarks, copyrights, likeness of trademarks and trade names, including but not limited to, the name "Leading Edge" together with their related logos or other identifying marks, which are used in the sale, promotion, or licensing of products and services by SELLER or which relate to the conduct of the business, including SELLER's rights to any and all registrations of these trademarks and logos throughout the world, including those listed on the Schedule of Trademarks and Trade Names attached hereto as
               Schedule 3 and as further identified on the Assignment of Trademarks attached hereto as Schedule 3(a). All Patents and Patents Pending shall be identified on Schedule 4 and further identified on the Assignment of Patents and Patents Pending on
               Schedule  4(a);

          (6) All tooling, molds, and dies subject to Paragraph 8 and its subparagraphs and Schedules 5 and 5(a) hereof;

          (7) Any sales orders pending, rights under contracts, leases in effect at the Closing and subject to Paragraph 8 and its subparagraphs and Schedules 5 and 5(a) hereof;

     3.     CLOSING  DATE.       The  Closing  date  for this Agreement shall be
August 30, 2000, or such later day as mutually agreed to in writing by SELLER and PURCHASER (hereinafter the "Closing").

     4.     CONSIDERATION.

          a. PURCHASE PRICE. In consideration for the sale of the property described in Paragraph 2, PURCHASER shall deliver to SELLER, or SELLER's nominee(s), on Closing, after execution of this Agreement, or shall have previously delivered to SELLER the following:

               i.   200,000  shares  of  its  Common  Stock,  $.001  par  value.

               ii. A warrant to purchase 150,000 shares of Common Stock, exercisable at $1.00 per share, for a period of four (4) years from Closing. This warrant shall have standard anti-dilution provisions.

               iii. All  securities  issued hereunder shall be those of GolfGear
                    International, Inc. All warrants issued hereunder shall not have cash-less exercise provisions. All securities issued hereunder shall be restricted securities as that term is defined pursuant to Rule 144 of the Securities Act of 1933, as amended.

               iv. PURCHASER shall provide liability insurance with respect to the Assets and the putters for all claims occurring after Closing. Additionally, PURCHASER shall indemnify, defend and hold harmless SELLER against all claims, costs and expenses that may be brought or incurred by or against SELLER arising out of any claim or liability associated with the design, manufacture, assembly, marketing, sale or use of the putters occurring after Closing. SELLER shall be an additional insured under such policy.

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          b.       ATTENDANCE  AT  GOLF SHOWS.     Dr. Charles Schatz agrees to,
and PURCHASER shall give him the right to, attend golf shows or events as requested from time to time by PURCHASER, subject to Dr. Schatz' availability. PURCHASER shall pay Dr. Schatz Five Hundred Dollars ($500) per day with a three
(3) day maximum per show or event. Additionally, PURCHASER will also issue a Common Stock warrant to purchase up to one thousand (1,000) shares of Common Stock of PURCHASER exercisable at the then current market price which shall have an expiration of three (3) years from date of issuance. PURCHASER shall also pay Dr. Schatz reasonable travel and out-of-pocket expenses equivalent to the cost of transportation and accommodations at the same rate and level as then being paid to executive employees of PURCHASER. PURCHASER agrees that Dr.Schatz shall have the right to attend the annual International PGA Merchandise Golf Show in Orlando, Florida in 2001 and 2002 under the same availability and reimbursement policy.

          c. ACCOUNTS RECEIVABLE COLLECTION. In the event PURCHASER hires SELLER's office administrator, PURCHASER shall use its best effort to collect SELLER's accounts receivable. PURCHASER shall be entitled to receive a fee equal to ten percent (10%) of the amount actually collected. PURCHASER shall provide SELLER with a monthly report summarizing the status of all accounts collected. PURCHASER, except for its fee, has no interest of any kind in the collections and further shall keep all funds collected in a separate account and shall not be co-mingled with other funds of PURCHASER. SELLER shall have the right to terminate this collection practice by giving five (5) days prior written notice to PURCHASER. See Schedule 4(c).

          d. ASSISTANCE WITH TOUR PROFESSIONALS. Dr. Schatz agrees that he will assist PURCHASER in communicating and negotiating with PGA professionals currently playing the Leading Edge putter, subject to Dr. Schatz' availability. Dr. Schatz shall be entitled to reimbursement of reasonable travel and accommodation expenses in this regard as defined in Paragraph 4(b) above. Notwithstanding, PURCHASER shall have the sole discretion to decide the terms and conditions of any compensation to be paid (cash or non-cash) to any such PGA touring professionals currently playing the Leading Edge putter.

     5.      SELLER'S  REPRESENTATIONS  AND  WARRANTIES.

          a. TITLE TO ASSETS. SELLER represents that it has good and clear title to all Assets being transferred hereunder and that there are no liens, encumbrances, security interests, threatened litigation, pending litigation or any other potential title claims which would affect the Assets in any manner unless otherwise stated on Schedule 5(a).

          b.     MEMBER/SHAREHOLDER  APPROVAL.     The execution and delivery of
this Agreement by SELLER and the conveyance provided in it have been duly authorized by all necessary action including, but not limited to, each Member and/or Board of Director approval of SELLER and is a valid and binding agreement on SELLER.

          c. OWNERSHIP OF ASSETS. SELLER is the owner of the Assets and has full power to transfer the Assets free and clear of all liens, encumbrances, security interests, equities, options, claims, charges, and restrictions, other than as stated on Schedule 5(a).

          d. ACTIONS AND PROCEEDINGS. There are no actions, suits, or proceedings pending or, to SELLER's knowledge, threatened against SELLER before any court, administrative agency, or other judicial body affecting or relating to the Assets except as stated in Schedule 5(a).

          e. TECHNOLOGY KNOW-HOW. SELLER represents and warrants that it is, and has been, the owner of the patent for the putter head identified on
Schedule 4, and the trademarks and trade names as listed on Schedule 3, and that SELLER has no actual knowledge of any competing trademarks, trade names, patents or copyrights of others which relate to the putters. SELLER has not undertaken any infringement search and, therefore, makes no warranty or representation concerning the existence of any such trademarks, trade names, patents or copyrights or claims or disputes with respect to any thereof. As used herein, "technology know-how" shall mean SELLER's confidential software, if any, documentation, if any, describing hardware and software used by SELLER, for the design and manufacture of its line of putters and any related products, the designs and operating or manufacturing information on such putters, which SELLER represents are the property of SELLER and other information of SELLER in tangible form which is useful or necessary in the design and manufacture of SELLER's products.

          f. COMPLIANCE WITH LAWS. Neither the execution and delivery of this Agreement, nor any instrument or agreement to be delivered by SELLER to PURCHASER pursuant to this Agreement, nor the compliance with the terms and provisions thereof to SELLER, will result in the breach of any applicable statute or regulation promulgated thereunder, or any administrative or court order or decree nor will such compliance conflict with, or result in the breach of any agreement or other instrument to which SELLER is a party, or by which SELLER is or may be bound, or constitute an event of default or default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

          g. REPRESENTATION AND WARRANTIES. No representation by SELLER in this Agreement or any documents provided hereunder contains or will contain any untrue statement or omits or will omit to state any material fact necessary to make the statements contained herein not misleading. All representations and warranties made by SELLER in this Agreement and any documents provided hereunder are true and correct.

          h.     SALES  TAX.      SELLER shall be responsible for payment of all
sales tax, if any, associated with the execution of this Agreement and the receipt of consideration therefrom.

     6. REPRESENTATION CONCERNING ACQUISITION OF PURCHASER'S SECURITIES. For purposes of this Paragraph 6, including sub-parts, "SELLER" shall include Dr. Charles Schatz and his spouse in their individual capacity.

          a. INVESTMENT REPRESENTATIONS. SELLER acknowledges that PURCHASER's Common Stock and all warrants as well as the underlying Common Stock (hereinafter referred to as the "Securities") to be received in exchange for the sale of SELLER's Assets have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or qualified under the California Securities Law of 1968, as amended (the "California Securities Law") on the grounds that no distribution or public offering of the SELLER's Securities is to be effected, and that in this connection PURCHASER is relying in part on the representations of the SELLER set forth herein.

               i. SELLER is receiving the Securities for its own account for investment purposes and not as nominee or agent for any other persons.

               ii. By reason of its business or financial experience and/or by reason of SELLER's pre-existing relationship or through the business or financial experience of its professional advisor with PURCHASER, SELLER has the capacity to protect its own interests in connection with the transactions contemplated hereunder and is able to bear the risks of an investment in PURCHASER.

               iii. SELLER  has  acquired sufficient information about PURCHASER to reach an informal decision to acquire the SELLER's Securities.

               iv. SELLER represents that it is acquiring the Securities for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in a manner contrary to Section 5 of the Securities Act of 1933, as amended (the"Act") or of the California Securities Law and Rules and Regulations of the California Commission of Corporations thereunder.

          b. RISKS. SELLER represents and warrants to PURCHASER that it is experienced in evaluating and investing in high risk companies such as PURCHASER and, by reason of their business and financial experience, or through the business and financial experience of its professional advisors, have the capacity to protect their own interest in connection with the transactions contemplated by this Agreement and have the ability to bear the economic risk of its investments, including those represented by the Securities.

          c. TRANSFER OF SECURITIES. None of the Securities to be acquired by the SELLER pursuant to this Agreement shall be transferable by the SELLER except upon the conditions specified in this Paragraph, which conditions are intended to insure compliance with the provisions of the Act in respect to the transfer of such Securities.

               i. LEGEND. Unless and until otherwise permitted by this Paragraph, each certificate or other document evidencing any of the PURCHASER's Securities shall be endorsed with a legend substantially in the following form:

                    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BY SUCH TRANSFER OR PURSUANT TO ANY OF PARAGRAPHS 6(c)(ii) or 6(e)."

               ii. RESTRICTION ON TRANSFER. None of the Securities shall be transferred, and PURCHASER shall not be required to register any such transfer on the books of PURCHASER, unless and until one of the following events shall have occurred:

                    (a) PURCHASER shall have received an opinion of counsel, in form and substance reasonably acceptable to PURCHASER and its counsel, stating that the contemplated transfer is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder. Within ten (10) business days after delivery to PURCHASER and its counsel of such an opinion, PURCHASER either shall deliver to the proposed transferor a statement to the effect that such opinion is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting any such conclusion) or shall authorize
                         PURCHASER's transfer agent to make the requested transfer;

                    (b) PURCHASER shall have been furnished with a letter from the Commission in response to a written request in form and substance acceptable to counsel for PURCHASER setting forth all of the facts and circumstances surrounding the contemplated transfer, stating that the Commission will take no action with regard to the contemplated transfer;

                    (c) The Securities are transferred pursuant to a registration statement which has been filed with the Commission and has become effective;

                    (d) The Securities are transferred pursuant to and in accordance with Rule 144 promulgated by the Commission under the Act or an exemption therefrom; or

                    (e) Notwithstanding the above, and subject to applicable federal or state securities laws, such shares may be transferred as part of any dissolution or liquidation of SELLER and for any holder's estate planning or charitable gift purposes. Any further transfer shall be subject to the same restrictions and exceptions.

          d. AGREEMENT TO LOCK UP. Dr. Schatz and his spouse may sell or transfer any Securities issued hereunder as long as such sale or transfer is in compliance with applicable state and federal securities laws, including Rule 144 or an exception or exemption to any thereof. Notwithstanding the above, Dr. Schatz and his spouse agree not to sell more than 66,667 shares of Common Stock in any given calendar quarter (as adjusted for any stock splits) with an increase in said amount based on a proportionate increase in the amount of PURCHASER's Common Stock weighted average shares outstanding.

          e.     REGISTRATION  OF  SECURITIES.   So  long  as  SELLER  or  its
transferees shall hold any of the Securities of PURCHASER, PURCHASER agrees that if, at any time after execution of this Agreement , PURCHASER shall take action to register any of its Securities under the Act other than on Form S-8 or Form S-4, it will give SELLER or its transferees written notice promptly of its intention in that regard, and if registration, other than on Form S-8 or Form S-4, of any such Securities held by SELLER or its transferees is then possible under the then applicable laws and regulations and practices of the Securities and Exchange Commission, and subject to the reasonable approval of the investment banker or underwriter, if any, and in this regard PURCHASER will actively support SELLER's request to sell Securities, and if SELLER or its transferees shall within fifteen (15) days after receipt of any such notice request PURCHASER to do so, PURCHASER will, at its own expense, take action to register such Securities which it shall have been requested to register at the same time, and it will use its best efforts that such registration of such Securities shall become effective. Commissions and direct costs of sale by SELLER, if any, shall be paid by SELLER on any of the Securities it sells through the registration.

     7.     PURCHASER'S  REPRESENTATIONS  AND WARRANTIES.   PURCHASER represents
and  warrants  that:

          a. CORPORATE ORGANIZATION. PURCHASER is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business in the State of California. If PURCHASER forms a corporation to take title to certain of the Assets, such corporation will be duly organized, validly existing and in good standing under the laws of the State of California and the corporation will have full power and authority to enter into this Agreement and perform the transactions contemplated herein. The corporation will be duly qualified to do business in the State of California.

          b. BINDING NATURE. This Agreement has been approved by all required corporate action and shall be, when duly executed and delivered, a legal and binding obligation of PURCHASER, enforceable in accordance with its terms.

          c. REPRESENTATIONS AND WARRANTIES. No representation or warranty by PURCHASER in this Agreement contains or will contain any untrue statement or omits or will omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by PURCHASER in this Agreement shall be true and correct as of execution of this Agreement with the same force and effect as if they had been made on and as of such date.

          d. COMPLIANCE WITH LAWS. Neither the execution and delivery of this Agreement, nor any instrument or agreement to be delivered by SELLER to PURCHASER pursuant to this Agreement, nor the compliance with the terms and provisions thereof by SELLER, will result in the breach of any applicable statute or regulation promulgated thereunder, or any administrative or court order or decree nor will such compliance conflict with, or result in the breach of any agreement or other instrument to which SELLER is a party, or by which SELLER is or may be bound, or constitute an event of default or default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

          e.     VALID  ISSUANCE.   The  Common  Stock to be delivered to SELLER
will be, then issued, duly authorized, validly issued, fully paid and non-assessable.

          f. ACTIONS AND PROCEEDINGS. There are no actions, suits, or proceedings pending or, to PURCHASER's knowledge, threatened against PURCHASER before any court, administrative agency, or other judicial or quasi-judicial body affecting or relating to this transaction or which could prohibit it from entering into this Agreement.

     8.     LIABILITIES.

          a.   NO  ASSUMPTION  OF  LIABILITIES.

               i. SELLER acknowledges that PURCHASER is acquiring SELLER's assets hereunder without any assumption of SELLER's liabilities except to the extent herein expressly provided and as identified on Schedule 5 and/or 5(a);

               ii. Notwithstanding anything contained or implied herein to the contrary, PURCHASER agrees to assume service and warranty obligations with respect to any Leading Edge putters sold prior to Closing, except as provided below. After Closing, any inventory returned by customers shall be the sole property of PURCHASER. In the event that said customer has an outstanding receivable balance with SELLER at the time of the return, PURCHASER shall no further obligation to attempt to collect such amount (except as stated under Paragraph 4). In the event a customer has already paid SELLER upon return of the inventory, PURCHASER shall have the obligation to negotiate and issue credit, replace inventory or refund to the customer and shall be solely responsible for any such costs. For any putters returned to PURCHASER after Closing through December 31, 2000, for which SELLER has an outstanding receivable balance, and as long as such return is for an aggregate of 10 or more pieces, such inventory shall remain the property of SELLER. SELLER may either negotiate terms under which PURCHASER shall acquire such inventory, or may donate it to a charitable cause, but SELLER may not resell such inventory.

               iii. Except as otherwise provided, including, but not limited to, subparagraphs and Paragraphs 4(a)(iv) and 8(a), SELLER and SELLER's Member agree to hold PURCHASER harmless against any and all claims, demands and expense of any nature relating to any unpaid liability of SELLER, except for debt or claims expressly assumed under this Paragraph and its subparagraphs and Schedules 5 and 5(a) existing or arising on or before Closing, and for any product, service, and professional liability against PURCHASER arising prior to execution of this Agreement; and

               iv. There are no undisclosed liabilities actually known to SELLER relating to the Assets other than as stated in this Agreement or Schedules annexed hereto.

     9. ITEMS TO BE DELIVERED BY SELLER. At Closing, SELLER will deliver to PURCHASER:

          a. TRANSFER DOCUMENTS. Assignments, bills of sale, and such other instruments in form and substance satisfactory to PURCHASER and to the United States Department of Commerce/Patent and Trademark Office, as are required to grant PURCHASER title to, or SELLER's interest in, the Assets as provided in this Agreement.

          b.     RECORDS,  CUSTOMER LISTS AND ACCOUNTING RECORDS.   The customer
and supplier lists regularly used in SELLER's business; and access to all accounting records.

          c. INDEMNIFICATION. Except as otherwise provided herein, Dr. Schatz agrees to be personally responsible for paying, satisfying or settling debt incurred by SELLER prior to Closing, and SELLER and Dr. Schatz agree to indemnify and hold PURCHASER harmless from and against any loss, cost, claim, liability, or expense suffered or incurred by PURCHASER from and after execution of this Agreement arising from or connected with SELLER's ownership of the Assets or operation of its business prior to August 30, 2000.

     10. ITEMS TO BE DELIVERED BY PURCHASER. At Closing, PURCHASER herewith delivers to SELLER:

          a. COMMON STOCK. PURCHASER shall deliver to Dr. Schatz, or his nominee(s), 200,000 shares of Common Stock.

          b. WARRANTS. PURCHASER shall deliver to Dr. Schatz, or his nominee(s), a warrant to purchase 150,000 shares of Common Stock, exercisable at $1.00 per share, for a period of four (4) years from Closing. This warrant shall have anti-dilution provisions.

          c. BROKERAGE. Each party hereto represents and warrants to the other than no broker is entitled to any commission, or similar fee, in connection with the making and carrying out of this Agreement.

          d. INDEMNIFICATION. PURCHASER agrees to indemnify and hold SELLER harmless from and against any loss, cost, claim, liability, or expense suffered or incurred by SELLER arising from this Agreement or the acquisition of the assets and sale of putters arising therefrom after Closing.

     11. EFFECTIVENESS. This Agreement supersedes any and all agreements, if any, both written and verbal, previously made between the parties relating to the subject matter hereof, and there are no understandings or agreements other than those included herein.

     12. NOTICES AND COMMUNICATIONS. All notices, requests, demands, and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid or by telefax and properly addressed as follows:

             To  the  SELLER:

             Charles  J.  Schatz,  M.D.
             Leading  Edge,  LLC
             10430  Wilshire  Blvd.
             Penthouse  5
             Los  Angeles,  CA  90024
             Telephone  (310)446-1978
             Telefax  (310)470-8308


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             with  a  copy  to:

             Leslie  F.  Bell
             704  N.  Oakhurst  Dr.
             Beverly  Hills,  CA  90210

             To  the  PURCHASER:
             -------------------

             Donald  A.  Anderson,  President
             GolfGear  International,  Inc.
             12771  Pala  Drive
             Garden  Grove,  CA  92841
             Telephone  (714)899-4274
             Telefax  (714)899-4284

     Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

     13. NON-WAIVER. No delay or failure on the part of either party in exercising any right hereunder, and no partial or single exercise thereof, will constitute a waiver of such right or of any other right hereunder.

     14.     HEADINGS.   Headings in this Agreement are for convenience only and
are  not  to  be  used  for  interpreting  or  construing  any provision hereof.

     15.     GOVERNING  LAW.   This  Agreement  shall be construed in accordance
with and governed by the laws of the State of California against both parties to this Agreement.

     16. INDEPENDENT LEGAL COUNSEL. Each party has had his or its attorney review this Agreement and/or give advice with respect to, among other things, the legal, securities and tax consequences of executing this Agreement and the subsequent transactions contemplated hereunder.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

     18. BINDING NATURE. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise expressly limited in this Agreement or the Schedules annexed, the representations and warranties of PURCHASER and SELLER extended hereunder shall survive for a period of twelve (12) months after the Closing. Each party against whom liability is asserted under the provisions of this Agreement shall be given the opportunity to participate, directly or through its authorized representative, at its cost and expense, in the conduct of any negotiations relating to the settlements of any liability or any other proceeding instituted by any third party against either SELLER or PURCHASER, as the case may be, giving rise to the alleged breach.


                                  Page 11 of 13
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     20.     EXPENSES.   Except  as  otherwise  expressly  provided herein, each
party shall pay all of its own expenses incidental to the negotiation and preparation of the documentation and financial statements relating to this Agreement and for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions, irrespective of whether the transactions contemplated shall be consummated.

     21. AMENDMENT; SUCCESSORS AND ASSIGNS. This Agreement shall not be altered or otherwise amended except pursuant to any instrument in writing signed by all of the affected parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, any such assignment or attempted assignment shall be null and void.

     22. THIRD PARTY BENEFICIARIES. Except for their proper heirs, successors, and assigns, the parties hereto intend that no third party shall have any rights or claims by reason of this Agreement.

     23. ATTORNEY FEES. In the event that any action or proceeding is brought arising out of or in connection with this Agreement, or to enforce any of its terms, conditions or obligations, the prevailing party to such proceeding shall be entitled to, in addition to any other relief, costs and reasonable attorney fees.

     24. SCOPE OF INDEMNITY. Indemnity as contemplated pursuant to Paragraphs 4(a), 1(b) and 10(d) shall include the members, officers and directors of SELLER, including their spouses. The parties providing such indemnity shall have the right to choose counsel and control the litigation, claim or demand and will not settle litigation, claim or demand if it requires an admission of liability against the indemnified party and, in a later case, the indemnified party will not unreasonably withhold or delay its consent to a settlement of such litigation, claim or demand.


                                  Page 12 of 13
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     25.     BREACH  AND  CURE.  In  the  event that any party to this Agreement alleges a breach hereof, prior to bringing any claim for said breach, said party shall give written notice to the other party, who shall then have a ten (10) business day period to cure any such alleged breach, failing which the claimant may proceed.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above-written.



PURCHASER:                              PURCHASER:
GolfGear  International,  Inc.          GolfGear  International,  Inc.



-------------------------------         ----------------------------------
By: Donald A. Anderson                  By:  Robert  N.  Weingarten
    Its:  President                          Its:  Chief  Financial  Officer


                                        SELLER:
                                        Leading  Edge,  LLC


                                        _________________________________
                                        By:  Charles  J.  Schatz,  M.D.
                                             Its:________________________



                                        _________________________________
                                        Charles  J.  Schatz,  M.D.
                                        an  individual


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